A c q u i s i t i o n o f Pa c i f i c F i n a n c i a l C o r p o ra t i o n Since 1890 A p r i l 3 0 , 2 0 2 6

2 This presentation includes forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing of the merger and expectations, goals, projections and benefits relating to the merger, as well as other statements regarding Banner’s goals, intentions and expectations, business plan and growth strategies, and the anticipated future performance of Banner, whether with respect to the merger or otherwise. Additional forward-looking statements may be made in the question-and-answer period following the presentation. Forward-looking statements are not historical facts but instead express only Banner management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. Actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements because of risks and uncertainties, including, but are not limited to the risk that: (1) the business of Pacific Financial may not be integrated with Banner’s business successfully or such integration may be more difficult, time-consuming or costly than expected; (2) any of the anticipated benefits of the proposed merger may not be realized or may not be realized within the expected time period; (3) customer and employee relationships and business operations may be disrupted by the merger or the announcement of the merger, and the parties may be challenged in retaining key relationships both during the pendency of the merger and following the completion of the merger if it occurs; (4) the parties may not meet expectations regarding the timing of the proposed merger; (5) required regulatory approvals or the approval of Pacific Financial shareholders may not be obtained or such approvals may be more difficult, time-consuming or costly than expected; (6) there may be challenges in satisfying the other conditions to completion of the merger or the merger may fail to close for any other reason; (7) management’s attention may be diverted from ongoing business operations and opportunities due to the proposed merger; and (8) there may be potential negative impacts cause by the dilution resulting from Banner’s issuance of shares of Banner common stock in connection with the merger. Please refer to Banner’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 25, 2026, as well as Banner’s other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements. Forward-looking statements speak only as of the date they are made. All subsequent written and oral forward-looking statements concerning the proposed merger or other matters attributable to Banner or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Banner does not undertake any obligation to update any forward-looking information contained in this communication, whether as a result of new information, future events, or otherwise. Caution Regarding Forward-Looking Statements

3 Additional Information and Where to Find It Banner will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Pacific Financial that also constitutes a prospectus of Banner. After the registration statement is declared effective by the SEC, Pacific Financial will mail a definitive proxy statement/prospectus to its shareholders. Before making any voting decision, the shareholders of Pacific Financial are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about Banner, Pacific Financial, the merger agreement and the merger. When filed, this document and other documents relating to the merger filed by Banner can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge through Banner’s investor relations website at https://investor.bannerbank.com by clicking on “SEC Filings” under the “Financials” tab. Alternatively, these documents, when available, can be obtained free of charge from Banner upon written request to Banner Corporation, Attn: Investor Relations, 10 South First Avenue, Walla Walla, Washington 99362 or by calling (509) 527-3636. The contents of the websites referenced above are not deemed to be incorporated by reference into the registration statement or the proxy statement/prospectus. Participants in the Solicitation This communication does not constitute a solicitation of proxy, an offer to sell or a solicitation of an offer to sell any securities. Banner, Pacific Financial, and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Pacific Financial in connection with the proposed merger under SEC rules. Information about the directors and executive officers of Banner and Pacific Financial will be included in the proxy statement/prospectus for the proposed transaction filed with the SEC. These documents (when available) may be obtained free of charge in the manner described above under “Additional Information and Where to Find It.” Information about such directors and executive officers of Banner and their direct or indirect interests, by security holdings or otherwise, can be found in Banner’s proxy statement in connection with its 2026 annual meeting of shareholders, as filed with the SEC on April 6, 2026, and other documents subsequently filed by Banner with the SEC. To the extent holdings of common stock by its directors or executive officers have changed since the amounts set forth in Banner’s proxy statement for its 2026 annual meeting of shareholders, such changes have been or will be reflected in filings with the SEC on Forms 3, 4, and 5. These documents can be obtained free of charge in the manner described above under “Additional Information and Where to Find It.” Important Information

In-Market Transaction of Attractive Deposit Franchise with Low Execution Risk

BANNER CORPORATION

Attractive Deposit Franchise

- ✓ Adds ~$1.1bn deposits in core Washington / Oregon markets
- ✓ Granular deposit franchise with 38% non-interest bearing and a 1.03% cost of deposits (0.70% excl. time)
- ✓ Strong liquidity position – 68% loans / deposits – provides additional upside to drive growth

Low Risk, In-Market Transaction

- ✓ In-market transaction with identified cost savings opportunities
- ✓ Successful history of operating in Washington & Oregon with 21 client service locations (15 full-service branches and 6 commercial banking centers)
- ✓ Conservative balance sheet with commercially focused loan portfolio
- ✓ Operates in diverse industry lines similar to Banner's super community banking model
- ✓ Plan for retention of selected leadership post-close supports continuity and integration

Positive Financial Impact

- ✓ Disciplined pricing
- ✓ ~3.2% EPS accretion with fully phased-in cost savings
- ✓ Limited TBV dilution with <3 year earnback
- ✓ Attractive use of capital with >25% IRR; neutral to CET1 capital ratio

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Pacific Financial Corporation Overview

- Pacific Financial Corporation ("PFLC") was formed in 1997 as the holding company for Bank of the Pacific, founded in 1971 and headquartered in Aberdeen, Washington
- #1 community bank by deposit share in Pacific and Wahkiakum counties within its core Washington footprint[1]
- Low-cost, relationship-driven funding base, with 38% non-interest-bearing deposits and a 1.03% cost of deposits[2]
- CEO Denise Portmann, who brings over two decades of leadership experience at Pacific, is expected to continue as part of the Banner team

Loan Composition [2]

3/31/2026



Commercial and Agricultural
C&D
Farmland
Multi-family
Resi 1-4 family
Consumer
CRE Owner Occupied
CRE Non-Owner Occupied
14%
4%
4%
11%
14%
6%
24%
23%

Loan Yield: 5.89%

Deposit Composition [2]

3/31/2026



Time Deposits
Non-Interest-Bearing
Savings Account
Money Market
Interest-Bearing Demand
13%
38%
10%
28%
11%

Cost of Deposits: 1.03%

Key Franchise / Financial Highlights

Franchise & Market Data	
CEO	Denise J. Portmann
HQ	Aberdeen, WA
Branches	15

Profitability (Q1'26) [2]	
ROAA	0.97%
NIM	4.04%
Efficiency Ratio	73.9%

Balance Sheet, Capital and Asset Quality (Q1'26) [2] *(dollars in millions)*	
Assets	$1,291
Gross Loans	$771
Deposits	$1,139
CET1	16.2%[3]
NPA / Assets	0.05%

1. Source: S&P Capital IQ Pro. Community banks defined as banks with total assets <$65bn. Deposit market share data as of 6/30/2025.
2. Deposit, loan and financial data from PFLC as of 3/31/2026.
3. Bank level.

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0.25% 5.50% 0.08% 0.75% Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Fed-Funds Rate (Top End) PFLC Cost of Deposits Attractive Deposit Franchise That Adds Complementary Washington Coast Density 6 Presence in Attractive Markets Granular, Low-Cost & In-Market Deposit Franchise Review of Last Hike Cycle; Valuable Low Beta Deposits 1.03% Cost of Deposits Incl. Time 0.70% Cost of Deposits Excl. Time 38.0% Non-Interest Bearing Deposits No Borrowings or Wholesale Deposits 8.0% NIB Deposit Growth in 2025 13% Upcycle Beta $2.8k Median Account Balance $36.6k Average Account Balance (1) (1) (1) (3) (2) BANR PFLC BANR PFLC BANR PFLC 1. Financial Data as of 3/31/2026 from PFLC. 2. Upcycle beta calculated over the time period from 9/30/2021 to 12/31/2023 per PFLC earnings releases and Federal Reserve Bank of St. Louis (FRED). 3. Federal Funds Rate data per the Federal Reserve Bank of St. Louis (FRED). (1) (1)

Key Transaction Assumptions 7 Consideration & Deal Value • Consideration Mix: 100% stock consideration(1) • Exchange Ratio: 0.2633 shares of Banner common stock for each share of Pacific Financial common stock • Transaction Value: $177mm deal value(2) • Price / TBV: 1.54x • Price / 2027E Earnings with Fully Phased-In Cost Savings: 6.3x Cost Savings & Earnings Adjustments • Cost Savings: 40% ($16.4mm) ’27E cost savings on Pacific Financial’s non-interest expense • Phase-In Period: 75% through 2027 calendar year and 100% thereafter • Durbin Impact and Fee-Income Dis-Synergies: $1.4mm pre-tax reduction in projected fee income Key Merger Assumptions • One-Time Merger Expenses: $25.5mm pre-tax • Loan Credit Mark: 1.18% of Pacific Financial Loans • Core Deposit Intangible: 3.00% of core deposits • FV Marks: +$4.4mm in net pre-tax FV marks • Closing: Estimated close in third quarter 2026 1. Excluding cash-out of PFLC options outstanding at closing. 2. Based upon BANR closing price of $66.25 on 4/29/2026 and 10,144,298 PFLC fully diluted shares outstanding.

Attractive Financial Impact 8 P / TBV Core Deposit Premium Fully-Phased EPS Acc. TBVPS Acc. / (Dil.) TBV Earnback (Yrs) IRR Target as % of Combined Assets Disciplined Pricing Resulting in… …Attractive Financial Impact 1.54x 6.0% 3.2% ~(2.0%) 2.8 Yrs >25% 7% Attractive Proforma Franchise 6.3x P / 27E Synergized Earnings Proforma Deposit Mix (1) Proforma Loan Mix (1) Commercial RE Multi- familyC&D Commercial Agricultural Resi 1-4 Family Consumer 37% 6% 14% 20% 3% 13% 7% Total Loans: $12.5bn Interest-bearing demand Money market Savings Time Deposits (CDs) Non- interest bearing 18% 11% 27% 11% 33% Total Deposits: $15.0bn 1. Financial Data as of 3/31/2026.

Key Takeaways 9 Strengthens Banner’s franchise in attractive Washington and Oregon markets, adding strong local relationships and a well-established community banking presence Compelling financial profile with near-term earnings uplift, driven by Pacific Financial’s low funding costs, strong core deposit mix, and cost synergies High strategic and cultural alignment enabling a straightforward integration with low execution risk, retaining Banner’s optionality to explore additional attractive opportunities